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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statements No. 333-21189 and No. 333-07053 of Helisys, Inc. (the "Company") on Form S-8 of our report dated November 21, 1997 (which expresses an unqualified opinion and includes an explanatory paragraph indicating that there are matters that raise substantial doubt about the Company's ability to continue as a going concern), appearing in this Annual Report on Form 10-K of Helisys, Inc. for the year ended July 31, 1997.

DELOITTE & TOUCHE

Los Angeles, California
December 4, 1997